Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Brera Holdings PLC

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	Other	156,602,916		$6.52	$1,021,051,012.32	0.0001381	$141,007.14
Fees to be Paid	Equity	PIPE Pre-Funded Warrants	(2)	Other					0.0001381	0.00
Fees to be Paid	Equity	PIPE Common Warrants	(3)	Other					0.0001381	0.00
Fees to be Paid	Equity	Strategic Advisor Pre-Funded Warrants	(4)	Other					0.0001381	0.00
Fees to be Paid	Equity	Strategic Advisor Warrants	(5)	Other		$			$0.0001381	$0.00

Total Offering Amounts:								$1,021,051,012.32		141,007.14
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$141,007.14

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s Class B Ordinary Shares, nominal value $0.05 (“Class B Ordinary Shares”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Class B Ordinary Shares.

The 156,602,916 Class B Ordinary Shares consist of (i) 61,505,516 Class B Ordinary Shares issued to the investors in the PIPE Offering (as defined herein)(the “PIPE Shares”); (ii) 10,372,130 Class B Ordinary Shares issued to the Strategic Advisors (as defined herein) upon the partial exercise of the Strategic Advisor Pre-Funded Warrants (as defined herein), the partial exercise of the Strategic Advisor Common Warrants 1 (as defined herein), the exercise in full of the Strategic Advisor Common Warrants 2 (as defined herein) and the exercise in full of the WPA Investor Warrants (as defined herein) (the “Strategic Advisor Shares”); (iii) 1,000,334 Class B Ordinary Shares issued to Daniel J. McClory or entities owned and controlled by Daniel J. McClory (the “McClory Shares”); (iv) 5,858,695 Class B Ordinary Shares issued to Boustead& Company Limited upon the exercise in full of three Class B Ordinary Share purchase warrants (the “BCL Shares”); (v) 93,887 Class B Ordinary Shares issued to Boustead Securities, LLC upon the exercise in full of several warrants (the “BSL Shares”); (vi) 131,821 Class B Ordinary Shares issued to investors upon conversion of Class B Preferred Stock (the “Series B Conversion Shares”); (vii) 785,971 shares issued to certain legacy shareholders of the Company (the “Legacy Shares”); (viii) up to 5,161,152 Class B Ordinary Shares issuable upon the exercise of the PIPE Pre-Funded Warrants (as defined herein), which have an exercise price of $0.05 per share (the “PIPE Pre-Funded Warrant Shares”); (ix) up to 66,666,668 Class B Ordinary Shares issuable upon exercise of the PIPE Common Warrants (as defined herein), which have an exercise price of $6.75 per share (the “PIPE Warrant Shares”); (x) up to 3,333,330 Class B Ordinary Shares issuable to the Strategic Advisors upon exercise of certain of the Strategic Advisor Pre-Funded Warrants (as defined herein) which have an exercise price of $0.05 per share (the “Strategic Advisor Pre-Funded Warrant Shares”); (xi) up to 1,666,667 Class B Ordinary Shares issuable upon exercise of the Strategic Advisor Common Warrants 1 (as defined herein) which have an exercise price of $6.75 per share (the “Strategic Advisor Warrant 1 Shares” and together with the Strategic Advisor Pre-Funded Warrant Shares, the Strategic Advisor Warrant Shares”); (xii) 16,000 Class B Ordinary Shares issuable upon conversion of Series A Preferred Stock (the “Series A Conversion Shares”); and (xiii)10,745 Class B Ordinary Shares issuable upon warrants issued to certain legacy shareholders of the Company, which have an exercise price of $13.50 per share (the “Legacy Warrant Shares”)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(g) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of Class B Ordinary Shares of Brera Holdings PLC as reported on the Nasdaq Capital Market on November 14, 2025, which was $6.52. per share.

(2)	Included in the price of the Class B Ordinary Shares. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(3)	Included in the price of the Class B Ordinary Shares. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(4)	Included in the price of the Class B Ordinary Shares. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(5)	Included in the price of the Class B Ordinary Shares. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.